UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2011

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its 2011 Annual Meeting of Stockholders. The following proposals were adopted by the votes set forth below.

	For	Against	Abstain	Broker Non-Votes
1. To elect nine (9) directors for the ensuing year:
Kevin T. Parker	56,692,294	180,261	1,000,562	5,919,046
Alok Singh	55,220,750	174,782	2,477,585	5,919,046
Nanci E. Caldwell	56,607,606	51,477	1,214,034	5,919,046
Edward R. Grubb	57,720,585	151,516	1,016	5,919,046
Joseph M. Kampf	56,605,622	54,477	1,213,018	5,919,046
Steven B. Klinsky	52,398,602	489,357	4,985,158	5,919,046
Thomas M. Manley	57,819,359	52,742	1,016	5,919,046
Albert A. Notini	56,675,097	178,446	1,019,574	5,919,046
Janet R. Perna	57,820,658	51,443	1,016	5,919,046

	For	Against	Abstain	Broker Non-Votes
2. To ratify the appointment of Deloitte & Touche LLP as Deltek’s registered public accounting firm for the fiscal year ended December 31, 2011.	63,776,843	4,380	10,940	—

	For	Against	Abstain	Broker Non-Votes
3. Say on Pay – An advisory vote on executive compensation.	52,786,279	4,903,815	183,023	5,919,046

	One Year	2 Years	3 Years	Abstain	Broker Non-Votes
4. Say on Frequency – An advisory vote on the frequency of the advisory vote on executive compensation.	4,891,418	22,747	52,772,297	186,655	5,919,046

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	DELTEK, INC.

	By:	/s/ David Schwiesow
David Schwiesow
Senior Vice President and General Counsel

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